     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 29, 2002
                                                           REGISTRATION NO. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             -----------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                             -----------------------

                               HEXCEL CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

            DELAWARE                                             94-1109521
(State or Other Jurisdiction of                               (I.R.S. Employer
Incorporation or Organization)                               Identification No.)

                          ----------------------------
                               TWO STAMFORD PLAZA
                              281 TRESSER BOULEVARD
                           STAMFORD, CONNECTICUT 06901
               (Address of Principal Executive Offices) (Zip Code)

                             -----------------------

               HEXCEL CORPORATION 1997 EMPLOYEE STOCK PURCHSE PLAN
                            (Full Title of the Plan)

                             -----------------------

                              IRA J. KRAKOWER, ESQ.
              SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                               HEXCEL CORPORATION
                               TWO STAMFORD PLAZA
                              281 TRESSER BOULEVARD
                           STAMFORD, CONNECTICUT 06901
                                 (203) 969-0666
 (Name, Address and Telephone Number, Including Area Code, of Agent for Service)

                             -----------------------
                         CALCULATION OF REGISTRATION FEE

====================================================================================================================
       Title of                                   Proposed Maximum       Proposed Maximum
   Securities to be          Amount to be          Offering Price            Aggregate              Amount of
      Registered            Registered (1)          Per Share(2)         Offering Price(2)      Registration Fee
--------------------------------------------------------------------------------------------------------------------
Common Stock, par               254,574                 $4.00               $1,018,296                 $94
value $0.01 per share

====================================================================================================================

(1) This registration statement (this "Registration Statement") covers additional shares of Common Stock of Hexcel Corporation (the "Registrant") which may be offered or sold from time to time pursuant to the Hexcel Corporation 1997 Employee Stock Purchase Plan (as amended, the "Plan"). By virtue of an amendment to the Plan, the number of shares issuable thereunder was increased by 254,574 shares. Pursuant to Rule 416, this Registration Statement also covers such indeterminable number of additional shares of the Registrant's Common Stock as may be issuable pursuant to the antidilution provisions of the Plan.
(2) Estimated solely for the purpose of calculating the registration fee. The aggregate offering price has been computed pursuant to Rules 457(c) and 457(h) promulgated under the Securities Act of 1933, as amended on the basis of the average of the high and low sale prices of the Registrant's Common Stock as reported on the New York Stock Exchange Composite Tape on March 28, 2002, which is within five business days prior to filing.

         The Registrant has previously registered 200,000 shares of its Common Stock, $0.01 par value, issuable under the Hexcel Corporation 1997 Employee Stock Purchase Plan (as amended, the "Plan"). This Registration Statement is being filed pursuant to General Instruction E to Form S-8 to register an additional 254,574 shares issuable under the Plan. The Registrant hereby incorporates by reference Registrant's previous Form S-8 Registration Statement (File No. 333-31125) relating to the Plan, as filed with the Securities and Exchange Commission (the "Commission") on July 11, 1997.

ITEM 8. EXHIBITS.

                  4.1 Restated Certificate of Incorporation of the Registrant dated June 3, 1996 (incorporated by reference to Exhibit 1 to the Registrant's Registration Statement on Form 8-A dated July 9, 1996 and incorporated herein by reference).

                  4.2 Amended and Restated Bylaws of the Registrant dated April 25, 2001 (incorporated by reference herein to Exhibit 3.2 to the Registrant's Registration Statement on Form S-4 (No. 333-66582), filed on August 2, 2001).

                  4.3 Hexcel Corporation 1997 Employee Stock Purchase Plan, as amended on March 19, 2002 (incorporated herein by reference to Exhibit 10.39 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001).

                  5.1 Opinion of Ira J. Krakower, General Counsel of Hexcel Corporation, regarding legality of Common Stock covered by this Registration Statement.

                  23.1     Consent of PricewaterhouseCoopers LLP.

                  23.2     Consent of Ira J. Krakower (included in Exhibit 5.1).

                  24.1 Power of Attorney (included on the signature page of this Registration Statement).

                  99.1 Registration Statement on Form S-8, Registration No. 333-31125, relating to the Hexcel Corporation 1997 Employee Stock Purchase Plan (incorporated herein by reference to Registrant's Form S-8 Registration Statement, Registration No. 333-31125, dated July 11,
                           1997).

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on the 29th day of March, 2002.

                                   HEXCEL CORPORATION



                                   By:  /s/ Ira J. Krakower
                                        -------------------------------------
                                        Ira J. Krakower
                                        Senior Vice President, General Counsel
                                        and Secretary


         KNOWN TO ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of David E. Berges, Stephen C. Forsyth and Ira J. Krakower, such person's attorney-in-fact, with the power of substitution, for such person in any and all capacities, to sign any amendments to this registration statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in all capacities and on the dates indicated.

SIGNATURE                                   TITLE                                       DATE
/s/ David E. Berges                         Chairman of the Board; Chief                March 29, 2002
-----------------------------               Executive Officer; President;
David E. Berges                             Director

/s/ Stephen C. Forsyth                      Executive Vice President; Chief             March 29, 2002
-----------------------------               Financial Officer
Stephen C. Forsyth

/s/ William J. Fazio                        Controller; Principal Accounting            March 29, 2002
-----------------------------               Officer
William J. Fazio

/s/ H. Arthur Bellows, Jr.                  Director                                    March 20, 2002
-----------------------------
H. Arthur Bellows, Jr.

/s/ Sandra L. Derickson                     Director                                    March 25, 2002
-----------------------------
Sandra L. Derickson

/s/ James J. Gaffney                        Director                                    March 21, 2002
-----------------------------
James J. Gaffney

/s/ Marshall S. Geller                      Director                                    March 29, 2002
-----------------------------
Marshall S. Geller

/s/ Sanjeev K. Mehra                        Director                                    March 29, 2002
-----------------------------
Sanjeev K. Mehra

/s/ Lewis Rubin                             Director                                    March 20, 2002
-----------------------------
Lewis Rubin

/s/ Peter M. Sacerdote                      Director                                    March 26, 2002
-----------------------------
Peter M. Sacerdote

/s/ Martin L. Solomon                       Director                                    March 29, 2002
-----------------------------
Martin L. Solomon

                                  EXHIBIT INDEX

EXHIBIT

4.1 Restated Certificate of Incorporation of the Registrant dated June 3, 1996 (incorporated by reference to Exhibit 1 to the Registrant's Registration Statement on Form 8-A dated July 9, 1996 and incorporated herein by reference).

4.2 Amended and Restated Bylaws of the Registrant dated April 25, 2001 (incorporated by reference herein to Exhibit 3.2 to the Registrant's Registration Statement on Form S-4 (No. 333-66582), filed on August 2,
         2001).

4.3 Hexcel Corporation 1997 Employee Stock Purchase Plan, as amended on March 19, 2002 (incorporated herein by reference to Exhibit 10.39 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001).

5.1 Opinion of Ira J. Krakower, General Counsel of Hexcel Corporation, regarding legality of Common Stock covered by this Registration Statement.

23.1     Consent of PricewaterhouseCoopers LLP.

23.2     Consent of Ira J. Krakower (included in Exhibit 5.1).

24.1 Power of Attorney (included on the signature page of this Registration Statement).

99.1 Registration Statement on Form S-8, Registration No. 333-31125, relating to the Hexcel Corporation 1997 Employee Stock Purchase Plan (incorporated herein by reference to Registrant's Form S-8 Registration Statement, Registration No. 333-31125, dated July 11, 1997).